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________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               _________________

                                    FORM 8-K
                                AMENDEMENT NO. 1
                               _________________


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                        Date of Report:  October 9, 1996



                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



        Texas                                 0-26958                 76-0037324
(State or other jurisdiction            (Commission File Number)      (IRS Employer
of incorporation or organization)                                     Identification No.)

                               3113 Bering Drive
                              Houston, Texas 77057
          (Address of principal executive offices, including zip code)

                                 (713) 785-0444
              (Registrant's telephone number, including area code)

                               _________________

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Item 5.  Other Events.

         On October 9, 1996, Rick's Cabaret International, Inc., Trumps, Inc. (its wholly owned subsidiary) and Robert L. Watters (Rick's Cabaret International, Inc. and Trumps, Inc., collectively referred to as the "Company") entered into a Settlement Agreement and Release (the "Settlement Agreement") with Casa El Sol -- Acapulco, S.A., Zu Corporation and 3113 Bering Corporation (collectively "Casa El Sol") pursuant to which the Company settled its longstanding lawsuit with Casa El Sol styled Dallas Fontenot, Robert Watters and Trumps, Inc. v. Casa El Sol -- Acapulco, S.A. and Zu Corporation, et al.; Cause No. 91-09194 (the "Litigation") and entered into an agreement to acquire the real property and improvements thereon where Rick's Cabaret is presently located in Houston, Texas (the "Property").

         Pursuant to the terms of the Settlement Agreement, the Company has the right to acquire the Property from Casa El Sol for $2,000,000, payable $500,000 into escrow upon the execution of the Settlement Agreement and $1,500,000 million payable on or before January 6, 1997, at the discretion of the Company. The purchase price was determined as a result of arms-length negotiations by the parties and was part of the overall settlement of the outstanding Litigation.

         The Litigation was originally filed in 1991 by Mr. Watters and a former stockholder of the Company (the "Plaintiffs") against another former stockholder of the Company (the "Defendant"). The lawsuit sought to compel the Defendant to convey to the Plaintiffs all of its ownership interest in two entities, one of which, Zu Corporation, owns the building where Rick's is located and which is leased by the Company. The Defendant joined the Company as a party to the lawsuit, claiming that the Company had breached its lease agreement due to the alleged late payment of rent for one month. The case was tried in August, 1992, and judgment was rendered in favor of the Plaintiffs and the Company. The Defendant appealed this decision and, in an opinion rendered in August, 1995, the Texas Court of Appeals for the 14th Judicial District reversed and remanded the case for a new trial in the District Court. After rehearing, the Court of Appeals reversed and rendered judgment against Mr. Watters and the Company. Thereafter, the Company filed an application for writ of error with the Texas Supreme Court.

         The Settlement Agreement provided that the Company withdraw and dismiss its application for writ of error that was pending before the Supreme Court of Texas and that Casa El Sol execute a Release of Judgment and Related Rights which released the Company and Mr. Watters from any and all rights or claims of Casa El Sol related to the Litigation.

         The Litigation was based on a claim by Plaintiffs regarding certain rights arising out of a Stock Purchase Agreement by which the Plaintiffs had certain rights to acquire Zu Corporation and 3113 Bering Corporation, Inc. The settlement was based on the Company's determination to acquire ownership of the real estate where the Company operates its cabaret in Houston, without incurring further risks inherent in litigation. Casa El Sol--Acapulco, S.A. was a defendant because it held title to the shares of Zu Corporation and 3113 Bering corporation, Inc., and 3113 Bering Corporation, Inc. was a defendant because it held title to the real estate occupied by the Company. Defendant
Zu Corporation apparently decided to use this litigation as a forum for the purposes of judicial economy to resolve the matter of whether Trumps, Inc., a wholly owned subsidiary of the Company, had breached its lease agreement with Zu Corporation. Trumps, Inc. was the lessee of the Company's primary Houston location. Zu Corporation was the landlord.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K Amendment No. 1 to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RICK'S CABARET INTERNATIONAL, INC.



Date: May 29, 1997                      By:   /s/ Robert L. Watters
                                            --------------------------------
                                              Robert L. Watters, President